United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$545,680
Unrealized Gain (Loss) on Market Value of Futures	(453,860)
Dividend Income	56
Interest Income	229
Total Income (Loss)	$92,105

Expenses
General Partner Management Fees	$5,423
Brokerage Commissions	869
NYMEX License Fee	136
Prepaid Insurance Expense	125
Non-interested Directors' Fees and Expenses	122
Other Expenses	7,285
Total Expenses	13,960
Expense Waiver	(5,936)
Net Expenses	$8,024
Net Income (Loss)	$84,081

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/14	$10,268,738
Net Income (Loss)	84,081

Net Asset Value End of Month	$10,352,819
Net Asset Value Per Share (300,000 Shares)	$34.51

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2014 is accurate and complete.

/s/ Howard Mah
Howard Mah
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612